Exhibit 10.40

DWSI HOLDINGS INC.

FORM OF 2020 EQUITY INCENTIVE PLAN

AWARD AGREEMENT - OPTION

Date:

To: Victoria Brydon

[*****]

[*****]

(the “Award Holder”):

DWSI Holdings Inc. (the “Company”) hereby offers the Award Holder the following option to purchase Shares of the Company pursuant to the 2020 Equity Incentive Plan established by the Company (the “Plan”) subject to the additional terms and conditions set out below (the “Award”), and this agreement being the “Award Agreement”). All capitalized terms not otherwise defined in this Agreement have the meaning ascribed to them in the Plan.

I.	NOTICE OF AWARD

This Award is subject to the terms and conditions of the Plan, which are deemed to be incorporated in this Award Agreement, and is subject to the following specific provisions:

Date of Grant:

Vesting Start Date

Number of Shares:	Common Shares

Exercise Price:	US$0.81 per Share (the “Exercise Price”)

Term:	10 years from the Date of Grant, unless earlier terminated in accordance with the Plan.

Exercise Period:	From the Date of Grant until the Expiry Date

Vesting Periods:	The Award will vest as follows:

(a)   25% upon the Award Holder’s completion of twelve months of full-time Active Employment (see Note) with DWSI or one of DWSI’s wholly-owned subsidiaries (together, the “D-Wave Group”) following the Vesting Start Date; and

(b)   for the remaining 75%, 1/36 (2.77%) at the end of each month of full-time Active Employment by the Award Holder with the D-Wave Group thereafter such that the Award will be fully vested after the Award Holder has completed, commencing on the Vesting Start Date, 48 months of full- time Active Employment with the D-Wave Group, except that in the event a Change in Control of DWSI as defined in the Plan occurs and the Award Holder’s employment with the D-Wave Group is terminated by the D-Wave Group without cause within 12 months after the Change in Control, that portion of the Award which would, but for the Award Holder’s termination, have vested within the 12 months following the Change in Control will vest immediately on the date of the termination.

Note: “Active Employment” means that the Award Holder is
actively engaged in providing services to the D-Wave Group.
If the Award Holder’s employment is terminated involuntarily, the Award Holders’ Active Employment immediately ceases
and vesting immediately ceases on the date that the Award
Holder is provided with notice of termination of employment.
Vesting will not continue even if the Award Holder receiving notice of termination of employment continues to receive
compensatory payments or pay in lieu of working notice from
a member of the D-Wave Group. If the Award Holders’
employment has been terminated voluntarily by the Award
Holder delivering a notice of resignation, the Award Holder
ceases to be actively employed and vesting immediately
ceases on the date specified in such resignation notice as the last day of work by the Award Holder.
Qualified Share Option	Yes

Expiry Date:

In no event may this Award be exercised after the Term as provided above and this Award may be subject to earlier termination as provided in the Plan.

This Award may be exercised in whole or in part at any time during the Exercise Period by notice in writing to the Company in the form of the Exercise Notice (attached as Schedule B to the Plan, a copy of which is attached to this Award Agreement) specifying: (a) the Award Holder’s desire to exercise this Award to purchase Shares; (b) the number of Shares with respect to which the Award Holder is exercising this Award; (c) the aggregate Exercise Price. The Company may also require the Award Holder to sign further documentation in respect of the Shares to be purchased.

As noted in the Plan, the Shares to be issued to the Award Holder as a result of the exercise of this Award may only be issued if the issuance is in compliance with applicable securities laws. Such Shares are subject to the Constating Documents. The sale by the Award Holder of those Shares is subject to the resale rules under applicable securities laws and the Constating Documents. If the Award Holder is in doubt about the requirements of applicable securities laws or the Constating Documents, the Award Holder should seek independent legal advice.

II.	AGREEMENT

1. Grant of Award. The Administrator of the Company hereby grants to the Award Holder, this Award to purchase the number of Shares set forth in the Notice of Award above, at the Exercise Price per Share set forth in the Notice of Award above, and subject to the terms and conditions of the Plan, which is incorporated herein by reference.

This Award is intended to qualify as an incentive stock option (“ISO”) as defined in Section 422 of the Code. Nevertheless, to the extent that it exceeds the $100,000 rule of Code Section 422(d), this Award shall be treated as a Non-Qualified Share Option (“NSO”). Further, if for any reason this Award (or portion thereof) shall not qualify as an ISO, then, to the extent of such non-qualification, such Award (or portion thereof) shall be regarded as a NSO granted under the Plan. In no event shall the Administrator, the Company or any Affiliate or any of their respective employees or directors have any liability to the Award Holder (or any other person) due to the failure of the Award to qualify for any reason as an ISO.

2. Exercise of Award.

(a) Right to Exercise. This Award shall be exercisable during its term in accordance with the Vesting Period set out in the Notice of Award above and with the applicable provisions of the Plan and this Award Agreement.

(b) Method of Exercise. This Award shall be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”) or in a manner and pursuant to such procedures as the Administrator may determine, which shall state the election to exercise the Award, the number of Shares with respect to which the Award is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares, together with any applicable tax withholding. This Award shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price, together with any applicable tax withholding.

No Shares shall be issued pursuant to the exercise of an Award unless such issuance and such exercise comply with applicable laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Award Holder on the date on which the Award is exercised with respect to such Shares.

3. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination of (a), (b) and (d), at the election of the Award Holder:

(a) cash;

(b) cheque;

(c) upon approval of the Board, and at the Board’s sole and absolute discretion, consideration received by the Company in a form other than (a) or (b); or

(d) for Award Holders not subject to tax in Canada, surrender of other Shares which (i) shall be valued at its Fair Market Value on the date of exercise, and (ii) must be owned free and clear of any liens, claims, encumbrances or security interests, if accepting such Shares, in the sole discretion of the Committee, shall not result in any adverse accounting consequences to the Company.

4. Restrictions on Exercise. This Award may not be exercised until such time as the Plan has been approved by the shareholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any Applicable Law.

5. Non-Transferability. Neither this Award Agreement nor any portion of the Award may be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Award Holder only by the Award Holder. The terms of the Plan and this Award Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Award Holder.

6. Term of Award. This Award may be exercised only within the term set out in the Notice of Award above, and may be exercised during such term only in accordance with the Plan and the terms of this Award Agreement.

7. Drag Along.

(a) Definitions in this Section are as set out in the shareholders’ agreement amongst the Company and certain of its shareholders dated April 14, 2020, as amended from time to time.

(b)     If:

(i)

Bound Shareholders (the “Selling Shareholders”), holding not less than 75% of the Equity Securities (calculated on a Fully Diluted Basis) that are subject to the SHA, approve the Transfer to a Person or Persons acting jointly or in concert (a “Drag Along Purchaser”) of all of their Equity Securities; and

(ii)

the Drag Along Purchaser offers to acquire all of the remaining outstanding Equity Securities of all other kinds or classes from each of the other securityholders of the Company on equivalent terms and conditions for each kind or class of security, mutatis mutandis, as those agreed to by the Selling Shareholders;

(the “Drag Along Offer”), then the Award Holder must Transfer this Award to the Drag Along Purchaser in accordance with the terms and conditions of the Drag Along Offer. Notwithstanding the foregoing: (A) if the Transfer of the Equity Securities of the Selling Shareholders and the Other Securityholders to the Drag Along Purchaser pursuant to the Drag Along Offer will result in a Change of Control, the accelerated vesting provision in Article 13.10 will be deemed to have occurred immediately prior to the change of control; and (B) the Selling Shareholders will provide the Award Holder with at least fifteen (15) days’ notice prior to the Transfer requirement being effective, in order that the Award Holder may exercise any vested portion of this Award (including the amount that would vest through accelerated vesting) prior to the requirement to Transfer this Award.

(c) Proxy and Power of Attorney. Award Holder hereby constitutes and appoints as the proxy of the Award Holder and hereby grants a power of attorney to the Chief Executive Officer of the Company, with full power of substitution, to execute and deliver the documentation referred to in this Section 7 on behalf of the Award Holder if the Award Holder fails to Transfer this Award to the Drag Along Purchaser within fifteen (15) days of a request to do so being made by the Company. This proxy and power of attorney is given in consideration of the agreements and covenants of the Company and the Award Holder in connection with the transactions contemplated by this Award Agreement and, as such, each is coupled with an interest and will be irrevocable unless and until this Award Agreement terminates or expires. Award Holder revokes any and all previous proxies or powers of attorney with respect to the Award and will not hereafter, unless and until this Award Agreement terminates or expires, purport to grant any other proxy or power of attorney with respect to the Award, deposit the Award into a voting trust or enter into any agreement (other than this Award Agreement), arrangement or understanding with any Person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the Award or this Award Agreement.

(d) Joinder to Shareholders’ Agreement. If and when requested by the Company, the Award Holder hereby agrees to execute a joinder to the Shareholders’ Agreement in such form as requested by the Company, whereby the Award Holder will become party to the Shareholders’ Agreement.

8. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Award Holder with respect to the subject matter hereof, and may not be modified adversely to the Award Holder’s interest except by means of a writing signed by the Company and the Award Holder. This Award Agreement is governed by the internal substantive laws but not the choice of law rules of British Columbia.

9. No Guarantee of Continued Service. THE AWARD HOLDER ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE AWARD PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE, DIRECTOR OR CONSULTANT AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING THE AWARD HOLDER) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OR ACQUIRING SHARES HEREUNDER. THE AWARD HOLDER FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE, DIRECTOR OR CONSULTANT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH THE AWARD HOLDER’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING THE AWARD HOLDER) TO TERMINATE THE AWARD HOLDER’S RELATIONSHIP AS AN EMPLOYEE, DIRECTOR OR CONSULTANT AT ANY TIME, WITH OR WITHOUT CAUSE.

The Award Holder acknowledges receipt of a copy of the Plan and represents that they are familiar with the terms and provisions thereof, and hereby accepts this Award subject to all of the terms and provisions thereof. The Award Holder has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Award Agreement. The Award Holder hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Award Agreement. The Award Holder further agrees to notify the Company upon any change in the residence address indicated below.

AWARD HOLDER	DWSI HOLDINGS INC.

Signature

By

Print Name	Print Name

Residence Address
Title

EXHIBIT A

DWSI HOLDINGS INC.

2020 EQUITY INCENTIVE PLAN

AWARD EXERCISE NOTICE - OPTION

To:	DWSI HOLDINGS INC.

1. Exercise of Award. Effective as of today,                    , 20    , the undersigned (the “Award Holder”) hereby elects to exercise the Award Holder’s Option to purchase Common Shares of (the “Shares”) of DWSI Holdings Inc. (the “Company”) under and pursuant to the 2020 Equity Incentive Plan (the “Plan”, and the Option being the “Award”) and the agreement between the Award Holder and the Company dated     , 20   (the “Award Agreement”).

2. Delivery of Payment. the Award Holder herewith delivers to the Company the full purchase price of the Shares, as set forth in the Award Agreement, and any and all withholding taxes due in connection with the exercise of the Award.

3. Representations of the Award Holder. The Award Holder acknowledges that the Award Holder has received, read and understood the Plan and the Award Agreement and agrees to abide by and be bound by their terms and conditions.

4. Company’s Right of First Refusal. Before any Shares held by the Award Holder or any transferee (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 4 (the “Right of First Refusal”).

(a) Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer such Shares to an arm’s length Person; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the “Offered Price”), and the Holder shall offer the Shares at the Offered Price to the Company or its assignee(s).

(b) Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

(c) Purchase Price. The purchase price (“Purchase Price”) for the Shares purchased by the Company or its assignee(s) under this Section 4 shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board in good faith.

(d) Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by cheque), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice.

(e) Holder’s Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section 4, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within ninety (90) days after the date of the Notice, that any such sale or other transfer is effected in accordance with any applicable securities laws and that the Proposed Transferee agrees in writing that the provisions of this Section 4 shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

(f) Exception for Certain Family Transfers. Anything to the contrary contained in this Section 4 notwithstanding, the transfer of any or all of the Shares during the Award Holder’s lifetime or on the Award Holder’s death by will or intestacy to the Award Holder’s Immediate Family or a trust for the benefit of the Award Holder’s Immediate Family shall be exempt from the provisions of this Section 4. “Immediate Family” as used herein means spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section 4, and there shall be no further transfer of such Shares except in accordance with the terms of this Section 4.

(g) Termination of Right of First Refusal. The Right of First Refusal shall terminate as to any Shares upon the earlier of (i) the first sale of Common Shares of the Company to the general public, or (ii) a Change in Control in which the successor corporation has equity securities that are publicly traded.

5. Tax Consultation. The Award Holder understands that the Award Holder may suffer adverse tax consequences as a result of the Award Holder’s purchase or disposition of the Shares. The Award Holder represents that the Award Holder has consulted with any tax consultants the Award Holder deems advisable in connection with the purchase or disposition of the Shares and that the Award Holder is not relying on the Company for any tax advice.

6. Restrictive Legends.

(a) Legends. The Award Holder understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by provincial, state or federal securities laws, including but not limited to the following:

UNLESS PERMITTED UNDER SECURITES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (i) [insert the distribution date], AND (ii) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A RIGHT OF FIRST REFUSAL HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE EXERCISE NOTICE BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

7. Stop-Transfer Notices. The Award Holder agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

8. Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Notice or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

9. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon the Award Holder and their heirs, executors, administrators, successors and assigns.

10. Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by the Award Holder or by the Company forthwith to the Administrator, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all parties.

11. Drag Along.

(a) Definitions in this Section are as set out in the shareholders’ agreement amongst the Company and certain of its shareholders dated April 14, 2020, as amended from time to time.

(b)     If:

(i)

Shareholders of the Company (the “Selling Shareholders”), holding not less than 75% of the Equity Securities (calculated on a Fully Diluted Basis) that are subject to the SHA, approve the Transfer to a Person or Persons acting jointly or in concert (a “Drag Along Purchaser”) of all of their Equity Securities, including their Shares and/or Awards; and

(ii)	the Drag Along Purchaser offers to acquire the Award(s) of Award Holders on equivalent terms and conditions as those agreed to by the Selling Shareholders;

(the “Drag Along Offer”), then the Award Holder must Transfer this Award to the Drag Along Purchaser in accordance with the terms and conditions of the Drag Along Offer. Notwithstanding the foregoing: (A) if the Transfer of the Equity Securities of the Selling Shareholders and the Other Securityholders to the Drag Along Purchaser pursuant to the Drag Along Offer will result in a change of control, the accelerated vesting provision in Article 13.10 will be deemed to have occurred immediately prior to the change of control; and (B) the Selling Shareholders will provide the Award Holder with at least fifteen (15) days’ notice prior to the Transfer requirement being effective, in order that the Award Holder may exercise any vested portion of this Award (including the amount that would vest through accelerated vesting) prior to the requirement to Transfer this Award.

(c) Proxy and Power of Attorney. Award Holder hereby constitutes and appoints as the proxy of the Award Holder and hereby grants a power of attorney to the Chief Executive Officer of the Company, with full power of substitution, to execute and deliver the documentation referred to in this Section 11 on behalf of the Award Holder if the Award Holder fails to Transfer this Award to the Drag Along Purchaser within fifteen (15) days of a request to do so being made by the Company. This proxy and power of attorney is given in consideration of the agreements and covenants of the Company and the Award Holder in connection with the transactions contemplated by this Award Agreement and, as such, each is coupled with an interest and will be irrevocable unless and until this Award Agreement terminates or expires. Award Holder revokes any and all previous proxies or powers of attorney with respect to the Award and will not hereafter, unless and until this Award Agreement terminates or expires, purport to grant any other proxy or power of attorney with respect to the Award, deposit the Award into a voting trust or enter into any agreement (other than this Award Agreement), arrangement or understanding with any Person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the Award or this Award Agreement.

(d) Joinder to Shareholders’ Agreement. If and when requested by the Company, the Award Holder hereby agrees to execute a joinder to the Shareholders’ Agreement in such form as requested by the Company, whereby the Award Holder will become party to the Shareholders’ Agreement.

12. Governing Law; Severability. This Exercise Notice is governed by the internal substantive laws, but not the choice of law rules, of British Columbia. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Exercise Notice shall continue in full force and effect.

13. Entire Agreement. The Plan and Award Agreement are incorporated herein by reference. This Exercise Notice, the Plan, the Award Agreement and the Investment Representation Statement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Award Holder with respect to the subject matter hereof, and may not be modified adversely to the Award Holder’s interest except by means of a writing signed by the Company and the Award Holder.

Submitted by:	Accepted by:

AWARD HOLDER	DWSI HOLDINGS INC.

Signature	By

Print Name	Print Name

Residence Address	Title